Phoenix, January 9, 2024 (GLOBE NEWSWIRE) – Mesa Air Group, Inc.(NASDAQ: MESA) (“Mesa” or the “Company”) today announced that it received a notice (“Notice”) on January 4, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because the Company failed to timely file its Annual Report on Form 10-K for the period ended September 30, 2023 (the “Form 10-K”) with the Securities and Exchange Commission. The filing delay is not the result of a forthcoming restatement of the Company’s financial statements or any disagreement with the Company’s auditors.

The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Global Select Market. The Notice states that the Company has 60 calendar days from the date of the Notice, or October 16, 2023, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Form 10-K, or June 26, 2024, to file the Form 10-K to regain compliance.

The Company continues to work diligently to complete the Form 10-K and plans to file the Form 10-K well in advance of the 60-day Notice period, expected this week, to regain compliance with the Listing Rule.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 89 cities in 40 states, the District of Columbia, the Bahamas, Canada, Cuba, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of June 30, 2023, Mesa operated a fleet of 80 aircraft, with approximately 277 daily departures, and four 737 cargo aircraft. The Company had approximately 2,341 employees. Mesa operates all its flights as either United Express or DHL Express flights pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc. and a flight service agreement with DHL.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the

Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-K will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:
Mesa Air Group, Inc.

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